Exhibit 16


                                                Arthur Andersen LLP
                                                105 Eisenhower Parkway
                                                Roseland, NJ   07068-1099
                                                Tel 973 403 6100

                                                www.andersen.com


May 2, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir or Madam:

We have read Item 4 subparagraph (a) included in the Form 8-K dated April 30, 2002, of Griffon Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP


cc:  Mr. Patrick Alesia, Vice President and Treasurer